UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	46-0484987
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Address of Principal Executive Offices) (Zip Code)
Wynn Resorts, Limited Second Amended and Restated 2014 Omnibus Incentive Plan
(Full title of the plan)

Jacqui Krum
Executive Vice President, General Counsel and Secretary
Wynn Resorts, Limited
3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
(Name and address of agent for service)

(702) 770-7555
(Telephone number, including area code, of agent for service)

Copies to:
Robert M. Hayward, P.C
Katie J. Holahan
Kirkland & Ellis LLP
33 West Wolf Point Plaza
Chicago, IL 60654

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this "Registration Statement") is being filed to register an additional 500,000 shares of common stock, $0.01 par value per share (the "Common Stock") of Wynn Resorts, Limited (the “Registrant”), that may become available for issuance under the Wynn Resorts, Limited Second Amended and Restated 2014 Omnibus Incentive Plan (the "Plan") pursuant to certain share recycling and other terms and conditions of the Plan.

The Registrant previously filed the following registration statements with the Securities and Exchange Commission (the “Commission”) relating to shares of Common Stock issuable under the Plan: Registration Statement on Form S-8 (File No. 333-196113) filed on May 20, 2014, Registration Statement on Form S-8 (File No. 333-239579) filed on June 30, 2020 and Registration Statement on Form S-8 (File No. 333-281485) filed on August 12, 2024 (collectively, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8 regarding registration of additional securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, including all attachments and exhibits thereto and the periodic and current reports that we filed with the Commission under the Securities Exchange Act of 1934, as amended, after the effectiveness of the Prior Registration Statements, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Any items in the Prior Registration Statements not expressly changed hereby shall be as set forth in the Prior Registration Statements.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Third Amended and Restated Articles of Incorporation of the Registrant. (Incorporated by reference from the Quarterly Report on Form 10-Q, filed by the Registrant on May 8, 2015.)

4.2	Ninth Amended and Restated Bylaws of the Registrant. (Incorporated by reference from the Annual Report on Form 10-K, filed by the Registrant on February 28, 2020.)

*5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP

10.1	Second Amended and Restated 2014 Omnibus Incentive Plan (Incorporated by reference from the Registration Statement on Form S-8, filed by the Registrant on August 12. 2024.)

*23.1	Consent of Independent Registered Public Accounting Firm

*23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)

*24.1	Power of Attorney of officers and directors of the Registrant (included on signature page of this registration statement)

*107	Calculation of Filing Fee Table
*     Filed herewith
Item 9. Undertakings.

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on this 30th day of March, 2026.

WYNN RESORTS, LIMITED

Dated: March 30, 2026	By:	/s/ Julie Cameron-Doe
Julie Cameron-Doe
Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Craig S. Billings, Julie Cameron-Doe and Jacqui Krum and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Craig S. Billings	Director, Chief Executive Officer	March 30, 2026
Craig S. Billings	(Principal Executive Officer)

/s/ Julie Cameron-Doe	Chief Financial Officer	March 30, 2026
Julie Cameron Doe	(Principal Financial and Accounting Officer)

/s/ Philip G. Satre	Non-Executive Chairman of the Board and Director	March 30, 2026
Philip G. Satre

/s/ Betsy S. Atkins	Director	March 30, 2026
Betsy S. Atkins

/s/ Richard J. Byrne	Director	March 30, 2026
Richard J. Byrne

/s/ Paul Liu	Director	March 30, 2026
Paul Liu

/s/ Patricia Mulroy	Director	March 30, 2026
Patricia Mulroy

/s/ Anthony M. Sanfilippo	Director	March 30, 2026
Anthony M. Sanfilippo

/s/ Darnell Strom	Director	March 30, 2026
Darnell Strom

/s/ Winifred Webb	Director	March 30, 2026
Winifred Webb